UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): May 30, 2007

Applied DNA Sciences, Inc

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113

Stony Brook, New York 11790

(Address of Principal Executive Offices) (Zip Code)

631-444-6861

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Printcolor Screen Ltd. Agreement

On May 30, 2007, we entered into a Technology Reseller Agreement with Printcolor Screen Ltd., or Printcolor. Under the terms of the agreement, we have been granted the exclusive right to supply our SigNature DNA Markers to Printcolor and Printcolor has been granted rights to affix our SigNature DNA Markers onto Printcolor products for distribution to its customers for an initial period of three years. This initial period will automatically renew for successive one year periods unless terminated earlier. We will be paid certain fees based on purchase orders received from Printcolor.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release relating to the announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Technology Reseller Agreement, dated May 30, 2007 by and between Applied DNA Sciences, Inc. and Printcolor Screen Ltd.**

Exhibit 99.1	Press release of Applied DNA Sciences, Inc., dated May 30, 2007.

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**

Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been field separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc. (Registrant)

By: /s/ James A. Hayward________________ James A. Hayward Chief Executive Officer

Date: June 1, 2007

Exhibit No.	Description of Exhibit
10.1	Technology Reseller Agreement, dated May 30, 2007 by and between Applied DNA Sciences, Inc. and Printcolor Screen Ltd.**

99.1	Press Release of Applied DNA Sciences, Inc., dated May 30, 2007.